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                                  Cenveo, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)
                         Burton Capital Management, LLC
                                  Goodwood Inc.
                              1354037 Ontario Inc.
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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                                  NEWS RELEASE

       Robert G. Burton, Sr. Issues Letter To Shareholders Of Cenveo, Inc.

GREENWICH, CT - August 25, 2005 -- Robert G. Burton, Sr. today issued the following letter to the shareholders of Cenveo, Inc. ("Cenveo"):

August 25, 2005

Dear Fellow Shareholders:

           DELIVERING ON COMMITMENT TO BUY $2 MILLION OF CENVEO STOCK

Over the past two weeks I have met or spoken to many of you to share our vision for the future of Cenveo. I am more enthusiastic than ever about our plan to transform Cenveo into a low cost producer and industry leader. I have taken your support to heart, and I have accelerated my July 28th commitment to purchase an additional two million dollars worth of Cenveo shares if we win the September
14th election. I felt I should purchase the shares now to reinforce my commitment to the shareholders and the company. Over the past two days I have personally acquired an additional 214,610 shares. The total ownership of our group is now 5,686,620 shares, or 11.2%, of Cenveo's common stock. We are
CENVEO'S LARGEST SHAREHOLDER.

We believe that Cenveo's board of directors has failed to take the actions necessary to enhance shareholder value. While many of Cenveo's competitors have made the decisions necessary to deliver performance in a challenging environment, Cenveo has stood still and underperformed. Further, Cenveo's
Chairman and its Chief Executive Officer have zero hands-on printing and publishing experience, and most of the senior management consists of the same individuals who have delivered unacceptable results for many years. I, on the other hand, have over thirty years experience in the printing and media business, with an intense focus on enhancing shareholder value. I plan to bring on a team of proven industry veterans to help lead Cenveo. OUR TRACK RECORD
SPEAKS FOR ITSELF. We do not believe the same can be said for Cenveo's incumbent board of directors and senior management.

I look forward to continuing to communicate with all of you over the coming few weeks. We sincerely appreciate all of your support.

        EXCUSES AND BROKEN PROMISES HAVE GONE ON WAY TOO LONG AT CENVEO;
                          IT IS NOW TIME FOR A CHANGE.

Very truly yours,

/s/ Robert G. Burton, Sr.
-----------------------------------
Robert G. Burton, Sr.

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITE AT WWW.CHANGEATCENVEO.COM. IF
YOU HAVE ANY QUESTIONS, PLEASE CALL D.F. KING & Co., Inc. toll free at (800)
967-7921. Banks and brokers may call collect at (212) 269-5550.

For further information, please contact:

Robert G. Burton, Jr.               Robert T. Kittel
President                           Partner
Burton Capital Management, LLC      Goodwood Inc.
(203) 302-3707                      (416) 203-2022

IMPORTANT INFORMATION

This press release is not a proxy statement. On August 9, 2005, BCM and Goodwood filed a definitive proxy statement with the Securities and Exchange Commission relating to their solicitation of proxies from the shareholders of Cenveo with respect to a special meeting of Cenveo's shareholders called to, among other things, replace Cenveo's current board of directors. BCM AND GOODWOOD ADVISE
SECURITYHOLDERS TO READ THEIR PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT
INFORMATION.

The proxy statement of BCM and Goodwood and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of BCM and
Goodwood's definitive proxy statement by contacting D.F. King & Co., Inc. at
(800) 967-7921 (toll-free).